EXHIBIT 10.1

NON-RECOURSE CARVEOUT GUARANTY

NON-RECOURSE CARVEOUT GUARANTY (this “Agreement”), dated as of October 9, 2026, made by (i) Spandrel Sponsors Fund II, LP, a Delaware limited partnership, having a primary place of business at c/o Spandrel Development Partners, 370 Lexington Avenue, Suite 700, New York, New York 10017, and (ii) Medalist Diversified Holdings, L.P., a [Delaware] limited partnership, having a primary place of business at c/o Medalist Diversified, Inc., P.O. Box 8436, Richmond, Virginia 23226 (each a “Guarantor” and, collectively, “Guarantors”), in favor of Lender GLP 2505 LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”)

A.Mira SAV Property, LLC, a Delaware limited liability company (“Borrower”), is party to that certain Loan and Security Agreement, dated as of the date first above written (as amended, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time, the “Loan Agreement”), by and between Borrower and Lender, and pursuant thereto, delivered to Lender a Note evidencing a loan made thereunder by Lender to Borrower in the principal amount of Thirteen Million Eight Hundred Thousand and No/100 Dollars ($13,800,000.00) (as amended, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time, the “Note”).

B.Guarantors, directly or indirectly, are the legal and beneficial owner of issued and outstanding equity interests of Borrower (the “Equity Interests”), and shall derive direct and indirect benefit from the loan made under the Note.

C.It is a condition precedent to the obligation of Lender to make the loan under the Loan Agreement that Guarantors shall have executed and delivered this Guaranty in favor of Lender.

NOW, THEREFORE, in consideration of the premises and to induce Lender to make the loan under the Loan Agreement, Guarantors jointly and severally hereby agrees with and for the benefit of Lender as follows:

ARTICLE I
CERTAIN DEFINITIONS
1.1.Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.
1.2.As used herein, the following terms used herein shall have the following respective meanings:
(a)“Guaranteed Obligations” means, collectively:
(i)in the event that any Specified Event (as hereafter defined) shall have occurred, all of the Obligations, including, without limitation, the obligations of Borrower now or hereafter existing under the Note, the Loan Agreement and the other Loan Documents, whether for principal, interest (including without limitation interest accruing after the filing of any petition in bankruptcy or suspension of payments or the commencement of any insolvency, reorganization, arrangement, adjustment or like proceeding, relating to Borrower, whether or not allowable as a claim), fees, expenses (including attorneys’ fees and expenses), indemnities or otherwise;
(ii)any and all actual loss, liability, damage, cost, expense, claim or other obligation (including, without limitation, reasonable attorney’s fees and costs of defense) incurred or suffered by Lender and arising out of or in connection with (and Guarantors shall indemnify, defend and hold Lender harmless from and against): (A) fraud or material misrepresentation by Borrower in connection with the Loan; which misrepresentation Borrower or any Guarantor knew, or reasonably should have known, was a misrepresentation; (B) the willful misconduct of Borrower or any Guarantor with respect to the Collateral or the Loan; (C) the intentional or grossly negligent breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document; (D) any physical waste of the Property caused by intentional act(s) or omission(s) of Borrower or its officers and employees or the removal or disposal of any portion of the Property in contravention of this Guaranty by Borrower; (E) the intentional misapplication, misappropriations or conversion by Borrower of (1) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, or (2) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property; (F) Borrower fails to permit on-site inspections of the Property (in accordance with the terms of the Loan Agreement) by Lender, or Borrower or any Guarantor fails to provide financial information within fifteen (15) days after written request therefor from Lender as required in the Loan Documents; (G) failure to pay Insurance Premiums and Taxes due and payable with respect to the Property, to the extent that revenue from the Property, funds in any reserve held by Lender for such purpose, or undisbursed Loan proceeds allocated to such items in the Construction Budget were available and Lender did not refuse to disburse the same; (H) any security deposits, advance deposits or any other deposits collected by Borrower with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof; and
(iii)all reasonable costs and expenses actually incurred by Lender (including, without limitation, all court costs and reasonable attorneys' fees and expenses, paid or incurred by Lender), in endeavoring to: (i) collect all or any part of any Guarantor’s obligations under the Loan Agreement or any other Loan Document to which any Guarantor is a party, or (ii) prosecute any action relating to this Guaranty or any other Loan Document to which any Guarantor is a party, against Guarantors (“Costs”).

(b)“Specified Event” means any of the following, subject to notice and cure rights, if any, set forth in the Loan Agreement:  (i) Borrower fails to maintain its status as a single purpose entity, each as required by, and in accordance with the terms and provisions of Section 15 of the Loan Agreement (provided that a failure of Borrower to be solvent or to maintain adequate capital as required by Sections 15(f) of the Loan Agreement shall not result in recourse); (ii) Borrower fails to obtain Lender’s prior consent, to the extent required, to any subordinate financing or other voluntary Lien encumbering the Property; (iii) Borrower fails to obtain Lender’s prior consent to any lease, assignment, transfer, or conveyance of the Property or any interest therein as required by the Mortgage or the Loan Agreement; (iv) Borrower, Pledgor or any Guarantor files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) any Guarantor or an Affiliate, officer, director, or representative of such Guarantor which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower or Pledgor under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (vi) Borrower, Pledgor or any Guarantor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vii) any Guarantor, or any Affiliate, officer, director, or representative of any Guarantor which controls Borrower, consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Collateral; (viii) the occurrence of an Event of Default described in Section 19(j) or (k) of the Loan Agreement; (ix) Borrower makes any changes to the zoning designation or tax lot status of the Property or any component thereof in contravention of the Loan Agreement or fails to comply with the requirements of Section 10(s) of the Loan Agreement; (x) Borrower, Pledgor or any Guarantor makes an assignment for the benefit of creditors, or a duly authorized representative or officer of Borrower, Pledgor or any Guarantor, as applicable, admits, in writing or in any legal proceeding, Borrower’s, Pledgor’s or any Guarantor’s insolvency or inability to pay its debts as they become due; (xi) any of the managers or managing members of Borrower shall be removed, replaced or resign, or any managers or managing members shall be added to Borrower, other than Permitted Transfers, without Lender’s prior written consent, which shall not be unreasonably withheld; (xii) any transfer of stock, membership interests or other ownership interests in Borrower, other than Permitted Transfers, without Lender’s prior written consent; or (xiii) any attempt by Borrower, Pledgor or any Guarantor to frustrate the enforcement of Lender’s remedies by taking any legal action that is determined by a court of competent jurisdiction to have been wholly without legal merit.
ARTICLE II
NATURE AND SCOPE OF GUARANTY
2.1.Guaranty of Obligations.  Guarantors, jointly and severally, hereby irrevocably and unconditionally guarantee to Lender (and its successors and assigns), the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  Guarantors further agree, jointly and severally, to indemnify, defend and hold harmless, Lender from and against the Guaranteed Obligations described in Section 1.2(a)(ii) and (iii).  Guarantors hereby irrevocably and unconditionally covenant and agree that each of them is liable for the Guaranteed Obligations as a primary obligor, and that Guarantors shall fully perform, jointly and severally, each and every term and provision hereof.
2.2.[Reserved.]
2.3.Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance, is joint and several and is not a guaranty of collection.  This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if any Guarantor is a natural person) any Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs).  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Lender with respect to Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.
2.4.Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the liabilities and obligations of Guarantors to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
2.5.Payment by Guarantors.  If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise,  Guarantors shall, immediately upon demand by Lender, and without further presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of  acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
2.6.No Duty to Pursue Others.  It shall not be necessary for Lender (and Guarantors hereby waive any rights which Guarantors may have to require Lender), in order to enforce such  payment by a Guarantor, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce or exhaust any of Lender’s rights or remedies against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights or remedies available to Lender against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the

Guaranteed Obligations in any action seeking to enforce this Guaranty, or (e) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
2.7.Waivers.  Guarantors agree to the provisions of the Loan Documents and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this  Guaranty, (c) any amendment or extension of the Note or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) the occurrence of any breach by Borrower or default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, or (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.
2.8.Payment of Expenses.  In the event that any Guarantor should breach or fail to timely perform any provisions of this Guaranty and, with respect to the Guaranteed Obligations described in Section 1.2(a)(ii) and (iii), such breach continues for fifteen (15) days after receipt of written notice thereof from Lender, Guarantors shall, promptly upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) actually incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, including but not limited to payment of any transfer taxes or mortgage recording taxes incurred in connection with foreclosure, deed-in-lieu of foreclosure, or other enforcement action.  The  covenant contained in this paragraph shall survive the payment and performance of the Guaranteed Obligations.
2.9.Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantors that Guarantors’ obligations hereunder shall not be discharged except by Guarantors’ performance of such obligations and then only to the extent of such performance.
2.10.Deferment of Rights of Subrogation, Reimbursement and Contribution.
(a)Except as provided in Section 2.10(b) below, notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor will assert or exercise any right of Lender or of such Guarantor against Borrower to recover the amount of any payment made by such Guarantor to Lender by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and such Guarantor shall not have any right of recourse to or any claim against assets or property of Borrower, whether or not the Obligations of Borrower have been satisfied, all of such rights being herein expressly waived by such Guarantor. If any amount shall nevertheless be paid to a Guarantor by Borrower or another Guarantor prior to payment in full of the Obligations (hereinafter defined), such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Obligations, whether matured or unmatured.  The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law.
(b)Notwithstanding the provisions of Section 2.10(a), Guarantors shall have and be entitled to (i) all rights of subrogation otherwise provided by applicable law or pursuant to any agreement in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims it would have against Borrower in the absence of Section 2.10(a) and to assert and enforce same, in each case on and after, but at no time prior to, the date (the “Subrogation Trigger Date”) which is one-hundred eighty (180) days after the date on which all sums owed to Lender under the Loan Documents (the “Obligations”) have been paid in full, if and only if (x) no Event of Default of the type described in Section 19(j) and (k) of the Loan Agreement with respect to any other Guarantor has existed at any time on and after the date of this Guaranty to and including the Subrogation Trigger Date and (y) the existence of each Guarantor’s rights under this Section 2.10(b) would not make such Guarantor a creditor (as defined in the Bankruptcy Code) of Borrower or any other Guarantor in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.
2.11.Bankruptcy Code Waiver.  It is the intention of the parties that Guarantors shall not be deemed to be a “creditor” or “creditors” (as defined in Section 101 of the Bankruptcy Code) of Borrower, or any such guarantor, by reason of the existence of this Guaranty, in the event that Borrower or any such guarantor, becomes a debtor in any proceeding under the Bankruptcy Code, and in connection herewith, Guarantors hereby waive any such right as a “creditor” under the Bankruptcy Code.  This waiver is given to induce Lender to make the Loan evidenced by the Note to Borrower.  After the Loan is paid in full and there shall be no obligations or liabilities under this Guaranty outstanding, this waiver shall be deemed to be terminated.
2.12.“Borrower.”  The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other  individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or the interests in Borrower.
ARTICLE III
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING A GUARANTOR’S OBLIGATIONS

Guarantors hereby consent and agree to each of the following, and agree that Guarantors’ obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantors might otherwise have as a result of or in connection with any of the following:

3.1.Modifications.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, Loan Documents, or other  document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantors of any such action.
3.2.Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.
3.3.Condition of Borrower or Guarantors.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or any Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor, or any changes in the shareholders, partners or members of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.
3.4.Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in  connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount  permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note or the other Loan Documents or otherwise creating the Guaranteed Obligations or the Liens securing such obligations, acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
3.5.Release of Obligors.  Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or  entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof (it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other  party).  Guarantors have not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

3.6.Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
3.7.Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
3.8.Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
3.9.Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
3.10.Offset. Any existing or future right of offset, claim or defense of Borrower or any Guarantor against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
3.11.Merger.  The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.
3.12.Preference.  Any payment by Borrower or any other Guarantor to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.
3.13.Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral  therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantors that Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, each Guarantor represents and warrants to Lender (solely as to itself and not any other Guarantor) on the date hereof as follows:

4.1.Benefit.  Such Guarantor is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
4.2.Familiarity and Reliance.  Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
4.3.No Representation by Lender.  Neither Lender nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.
4.4.Guarantor’s Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, (a) such Guarantor is Solvent and has assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities, (b) such Guarantor anticipates the continuing ability to pay its debts as they become due, and (c) such Guarantor has capital and assets sufficient to carry on its business.  There has been no (x) assignment made for the benefit of such Guarantor’s creditors, (y) appointment of a receiver for such Guarantor or for such Guarantor’s properties, or (z) bankruptcy, reorganization, or liquidation proceeding instituted by or against such Guarantor.
4.5.Legality.  The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not,  contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would  constitute a default) under, or result in the breach or violation of, or default under (nor is there any waiver in effect which, if not in effect, would result in a breach, violation or default under), any provision of agreement, indenture, loan or financing agreement, evidence of Indebtedness, mortgage, deed of trust, charge, lien, certificate, lease, or any contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor.  This Guaranty is a legal and binding obligation of such Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
4.6.Survival.  All representations and warranties made by such Guarantor herein shall survive the execution hereof.

4.7.Review of Documents.  Such Guarantor has examined the Note and all of the Loan Documents.
4.8.Litigation.  Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as such Guarantor knows, threatened before any court, governmental or administrative agency which, if decided adversely to a Guarantor, would materially adversely affect the financial condition of such Guarantor or the authority of such Guarantor to enter into, or the validity or enforceability of this Guaranty.  In addition, except as otherwise disclosed to Lender, (a) there are no outstanding judgment(s) against or relating to such Guarantor, (b) such Guarantor has not (i) had any property foreclosed upon, (ii) given a deed in lieu of foreclosure, or (iii) been involved in any criminal proceedings where such Guarantor was the defendant and (c) such Guarantor has not defaulted on any loan or other indebtedness.
4.9.[Reserved.]
4.10.OFAC.  Such Guarantor is not and will not become a person (individually, a “Prohibited Person” and collectively “Prohibited Persons”) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, U.S. Department of the Treasury (the “OFAC List”) or otherwise subject to any other prohibitions or restriction imposed by laws, rules, regulations or executive orders, including Executive Order No. 13224, administered by OFAC (collectively the “OFAC Rules”).  Such Guarantor represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism or a Prohibited Person.  Such Guarantor shall immediately notify Lender if such Guarantor or any member, partner or beneficial owner of such Guarantor becomes a Prohibited Person or (i) is indicted on or (ii) arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Such Guarantor will not enter into any transaction or undertake any activities related to the Loan in violation of the federal Bank Secrecy Act, as amended (“BSA”), 31 U.S.C. §5311, et seq. or any federal or state laws, rules, regulations or executive orders, including, but not limited to, 18 U.S.C. §§1956, 1957 and 1960, prohibiting money laundering and terrorist financing (collectively “Anti-Money Laundering Laws”).  Such Guarantor shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or Anti-Money Laundering Laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules and Anti-Money Laundering Laws, (C) provide information as Lender may require from time to time to permit Lender to satisfy its obligations under the OFAC Rules and/or the Anti-Money Laundering Laws and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing.  Such Guarantor shall immediately notify Lender if any tenant becomes a Prohibited Person or (1) is convicted of, (2) pleads nolo contendere to, (3) is indicted on, or (4) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Lender shall have the right to audit each Guarantor’s compliance with the Patriot Act, Anti-Money Laundering Laws and all applicable requirements of Governmental Authorities having jurisdiction over such Guarantor.  In the event that such Guarantor fails to comply with the Patriot Act, Anti-Money

Laundering Laws or any such requirements of Governmental Authorities, then Lender may, at its option, compel such Guarantor to comply therewith and any and all costs and expenses incurred by Lender in connection with the same shall be secured by this Guaranty and shall be immediately due and payable by such Guarantor to Lender.
4.11.Forfeiture. There has not been committed by such Guarantor any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of such Guarantor’s Obligations under any of the Loan Documents.
4.12.Financial Statements. All statements of financial condition, information and other financial data furnished by such Guarantor to Lender in connection with the Loan (i) were true, correct and complete in all material respects, as of the date of said statements of financial condition, information and other data and (ii) such statements of financial condition present fairly the financial condition of such Guarantor at the respective dates thereof in all material respects.
4.13.Accuracy of Representations. All statements, representations and warranties made by such Guarantor in writing in or with respect to this Guaranty, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by such Guarantor to Lender under this Guaranty or in connection with the Loan: (i) are and shall be true, correct and complete in all material respects at the time they were made and, in the case of those made prior to the Closing Date, on and as of the Closing Date, (ii) do not and shall not contain any untrue statement of a material fact at the time made, and (iii) do not and shall not omit to state a material fact at the time made necessary in order to make the information contained herein or therein not misleading or incomplete. Such Guarantor understands that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as a material inducement to provide the Loan.
ARTICLE V
SUBORDINATION OF CERTAIN INDEBTEDNESS
5.1.Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to any Guarantor, whether such debts and  liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of any Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of any Guarantor’s payment of all or a portion of the Guaranteed Obligations to the extent the provisions of Section 2.10 hereof are unenforceable.  Upon the occurrence and during the continuance of an  Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantors shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

5.2.Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving a Guarantor as debtor,  Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Guarantor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and such Guarantor, shall constitute a credit upon the Guarantor  Claims, then upon payment to Lender in full of the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which  would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.
5.3.Payments Held in Trust.  In the event that, notwithstanding anything to the contrary in this Guaranty, any Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, such Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and such Guarantor covenants promptly to pay the same to Lender.
5.4.Liens Subordinate.  Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantors shall not (a) exercise or enforce any creditor’s right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by any Guarantor.
ARTICLE VI
COVENANTS
6.1.[Reserved.]
6.2.Dissolution. Each Guarantor shall not enter into any consolidation or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets and distribute proceeds therefrom in a manner that could cause any investor in any Guarantor to have personal liability pursuant to applicable law

6.3.Governing Documents. Each Guarantor shall not change, amend, alter or modify its partnership agreement, operating agreement or other governing documents in any manner which would preclude or restrict Borrower from making capital calls of its members.
6.4.Good Standing. Each Guarantor shall not allow Borrower’s existence to be other than in good standing in its state of formation or in any jurisdiction where it does business.
6.5.[Reserved.]
6.6.Further Assurances. Each Guarantor agrees to execute and deliver any additional documents and instruments and to perform any additional acts necessary or appropriate to perform the terms, provisions, and conditions of this Guaranty and all transactions contemplated in connection with the Loan.
6.7.[Reserved.]
ARTICLE VII
MISCELLANEOUS
7.1.Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
7.2.Notices.  All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed by certified mail return receipt requested, telecopied, sent by overnight courier, telegraphed or delivered to the following addresses (or at such other address as may hereafter be specified by the parties in writing):

(a)If to Spandrel Sponsors Fund II, LP, to the address set forth in the preamble to this Non-Recourse Carveout Guaranty or eneuman@spandreldevelopment.com & ilevine@spandreldevelopment.com, with a copy (which shall not constitute notice) to:

Maynard Nexsen

1275 Peachtree Street NE, Suite 550

Atlanta, Georgia 30309
Attention:  Robert L. Rearden, III

Email:  RRearden@maynardnexsen.com

(b)If to Medalist Diversified Holdings, L.P., to Medalist Diversified

Holdings, L.P., c/o Medalist Diversified, Inc., P.O. Box 8436, Richmond, Virginia 23226, Attn: C. Brent Winn, Jr., bwinn@medalistdst.com, with a copy (which shall not constitute notice) to:

Williams Mullen

222 Central Park Avenue, Suite 1700

Virginia Beach, Virginia 23462

Attention: T. Rhys James

Email: rjames@williamsmullen.com

(c)If to Lender:
c/o River Rock Associates LLC 10 Glenville Street, Suite 2 Greenwich, Connecticut 06831 Attention: Justin O’Leary Email: justin@pilotregroup.com With a copy (which shall not constitute notice) to:
Spencer Fane LLP 711 Third Avenue, 17th Floor New York, New York 10017 Attention: Michael S. Weinstein Email: mweinstein@spencerfane.com

All notices and communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier, (ii) if sent by overnight courier, one (1) day after delivery to the overnight courier, (iii) if delivered, upon delivery, and (iv) if e-mailed, upon confirmation of receipt to the above applicable addresses.

7.3.Governing Law; Jurisdiction.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF GEORGIA, COUNTY OF CHATHAM oR THE STATE OF NEW YORK, COUNTY OF NEW YORK IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY.
7.4.Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such  provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
7.5.Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.
7.6.Parties Bound; Assignment.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, legal representatives, heirs, executors, and administrators; provided, however, that Guarantors may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.
7.7.Headings.  The article, paragraph and subparagraph headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
7.8.Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
7.9.Counterparts.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature or  acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart.  All  counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.
7.10.Financial Statements:  Each Guarantor shall furnish or cause to be furnished to Lender the following, within ten (10) Business Days after written (including via e-mail) request from Lender, no more frequently than once per fiscal year (unless an Event of Default exists):
(a)a balance sheet of such Guarantor dated as of the close of the applicable fiscal year;
(b)copies of any and all tax returns, requests for extension and other similar items of such Guarantor; and
(c)such additional financial statements and financial information of such Guarantor as Lender shall reasonably require.

All balance sheets shall include, among other things, disclosure of all material contingent liabilities and changes in financial condition, together with such supporting schedules and documentation as Lender shall reasonably require.  All balance sheets shall be certified by the applicable Guarantor.

7.11.Rights and Remedies.  If a Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against such Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
7.12.Entirety.  THIS GUARANTY EMBODIES THE FINAL, ENTIRE  AGREEMENT OF GUARANTORS AND LENDER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND  UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTORS AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN ANY GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND LENDER.
7.13.Waiver of Right to Trial by Jury.  EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY, INTENTIONALLY AND VOLUNTARILY BY EACH GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH GUARANTOR.  EACH GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTION WHICH IN ANY WAY MODIFIES OR NULLIFIES ITS EFFECT.  EACH GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THE LOAN, THAT LENDER HAS RELIED ON THIS WAIVER IN ENTERING INTO THE LOAN DOCUMENTS AND THAT LENDER WILL CONTINUE TO RELY ON THIS WAIVER IN ITS FUTURE DEALINGS.

EACH GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND ANY OTHER LOAN DOCUMENTS THAT SUCH GUARANTOR HAS ENTERED INTO AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTOR:

SPANDREL SPONSORS FUND II, LP, a Delaware limited partnership

By:	/s/ Emanuel Neuman
Name:	Emanuel Neuman
Title:	Authorized Signatory

State of _________)

) ss:

County of __________)

On the _____ day of __________ in the year 2026, before me, the undersigned, personally appeared ____________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_________________________

Notary Public

[Signature Page to Non-Recourse Carveout Guaranty]

GUARANTOR:

MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership

By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.
Title:	Chief Financial Officer

State of _________)

) ss:

County of __________)

On the _____ day of __________ in the year 2026, before me, the undersigned, personally appeared ____________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_________________________

Notary Public

[Signature Page to Non-Recourse Carveout Guaranty]